     As filed with the Securities and Exchange Commission on June 7, 1996.


                                                       Registration No. 333-3183

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               LABOR READY, INC.
             (Exact name of registrant as specified in its Charter)

             WASHINGTON                             7360                            91-1287341
     (State of Incorporation or         (Primary Standard Industrial       (IRS Employer Identification
           Organization)                Classification Code Number)                   Number)

                 2156 PACIFIC AVENUE, TACOMA, WASHINGTON 98402
                                 (206) 383-9101
   (Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

        RALPH E. PETERSON, 2156 PACIFIC AVENUE, TACOMA, WASHINGTON 98402
                                 (206) 383-9101
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                 WITH COPIES TO

       MARK R. BEATTY, ESQ.              MICHAEL M. FLEMING, ESQ.        WILLIAM E. VAN VALKENBERG, ESQ.
       GARY J. KOCHER, ESQ.              RYAN SWANSON & CLEVELAND            BRADLEY B. FURBER, ESQ.
      PRESTON GATES & ELLIS           1201 THIRD AVENUE, SUITE 3400         VAN VALKENBERG FURBER LAW
   701 FIFTH AVENUE, SUITE 5000             SEATTLE, WA 98101                     GROUP P.L.L.C.
        SEATTLE, WA 98104               TELEPHONE: (206) 464-4224         1325 FOURTH AVENUE, SUITE 940
    TELEPHONE: (206) 623-7580                                                   SEATTLE, WA 98101
                                                                            TELEPHONE: (206) 464-0637

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box: / /

    If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The   following  table  sets  forth  the  costs  and  expenses,  other  than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered (all amounts are estimated except the SEC Registration Fee, the Nasdaq Listing Fee and the NASD Filing Fee):

SEC Registration Fee...........................................  $   9,716
Nasdaq Listing Fee.............................................     36,000
NASD Filing Fee................................................      3,318
Blue Sky Qualification Fees and Expenses (including Legal
 Fees).........................................................     25,000
Transfer Agent and Registrar Fees..............................      5,000
Legal Fees and Expenses........................................    300,000
Printing Expenses..............................................    100,000
Auditors' Fees and Expenses....................................     75,000
Miscellaneous Expenses.........................................      9,966
                                                                 ---------
      TOTAL....................................................  $ 564,000
                                                                 ---------
                                                                 ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 23B.08.510 of the Revised Code of Washington authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Articles of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Washington law. The Company also maintains directors' and officers' liability insurance.

    The Company's Bylaws and Articles of Incorporation provide that the Company shall, to the fullest extent permitted by the Washington Business Corporation Act, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Bylaws contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages arising out of a breach of fiduciary duty. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director for (i) acts or omissions of a director finally adjudged to be intentional misconduct or a knowing violation of law, (ii) conduct finally adjudicated to be in violation of
Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (iii) any transaction with respect to which it is finally adjudged that a director personally received a benefit in money, property or services to which the director was not legally entitled.

ITEM 16. EXHIBITS.


EXHIBIT
  NO.                             DESCRIPTION
- ------------------------------------------------------------------------
  1.1  Form of Underwriting Agreement
  5.1  Opinion of Preston Gates & Ellis
 23.1  Consent of BDO Seidman, LLP
 23.2  Consent of Preston Gates & Ellis (contained in Exhibit 5.1)
 24.1* Power of Attorney (see signature page)
 27.1* Financial Data Schedule



* Filed previously with the Company's Registration Statement No. 333-3183.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or Otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tacoma, State of Washington on this 7th day of June, 1996.


                                          LABOR READY, INC.


                                          By         /s/ GLENN A. WELSTAD

                                          --------------------------------------
                                                          Glenn A. Welstad
                                                    CHAIRMAN AND CHIEF EXECUTIVE
                                          OFFICER


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON JUNE 7, 1996 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



                      SIGNATURE                                                   TITLE
- ------------------------------------------------------  ---------------------------------------------------------

                      /s/ GLENN A. WELSTAD              Chairman, Chief Executive Officer and Director (Principal
     -------------------------------------------         Executive Officer)
                   Glenn A. Welstad

                      /s/ RALPH E. PETERSON             Chief Financial Officer and Director (Principal Financial
     -------------------------------------------         and Accounting Officer)
                  Ralph E. Peterson

                                     *
     -------------------------------------------        Director
                  Robert J. Sullivan

                                     *
     -------------------------------------------        Director
                 Thomas E. McChesney

                                     *
     -------------------------------------------        Secretary and Director
                   Ronald L. Junck



* by       /s/ GLENN A. WELSTAD

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            Glenn A. Welstad
            ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
   NO.      DESCRIPTION
- ----------  --------------------------------------------------------------------------------------------------------
      1.1   Form of Underwriting Agreement
      5.1   Opinion of Preston Gates & Ellis
     23.1   Consent of BDO Seidman, LLP
     23.2   Consent of Preston Gates & Ellis (contained in Exhibit 5.1)
     24.1*  Power of Attorney (see signature page)
     27.1*  Financial Data Schedule


- ------------------------

* Filed previously with the Company's Registration Statement No. 333-3183.